EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-73261, 2-82554, 33-5782 and 33-80746)and Form S-3 (File
Nos. 33-63831 and 333-30399) of SofTech, Inc. of our report dated January 16, 1998, related to our audits of the financial statements of the Advanced Manufacturing Technology Group, a division of CIMLINC INCORPORATED, as of March 31, 1997 and 1996 and the statements of operations and divisional equitiy and cash flows for the years then ended, appearing in this Form 8-K (as amended) of SofTech, Inc.


/s/ Ernst & Young LLP

Grand Rapids, Michigan
January 26, 1998